Exhibit 99.1

FARO Announces First Quarter Financial Results

LAKE MARY, FL, April 28, 2020 - FARO® (Nasdaq: FARO), a global leader in 3D measurement and imaging solutions, today announced its financial results for the first quarter ended March 31, 2020.
“The implementation of our restructuring plan, which we announced in February, has progressed well in the first quarter and we remain on track to achieve our targeted $40 million in annualized savings by the end of the year. While these changes were not made anticipating COVID-19, when combined with our strong balance sheet they have positioned us well for the current environment,” stated Michael Burger, President and Chief Executive Officer. “Further, while near-term demand visibility remains challenged due to the global pandemic, to date there has been limited disruption to our manufacturing supply chain and our sales team remains enthusiastic about our new go-to-market strategy. I am optimistic that our new strategy will enable FARO to emerge as a stronger, more efficient business with a highly scalable financial model when the business environment returns to normalized levels.”
First Quarter 2020 Financial Summary
Total sales were $79.5 million for first quarter 2020, as compared with $93.6 million for first quarter 2019. The decrease was a result of continuing market softness in many of the Company’s served markets, along with order pushouts at the end of March due to COVID-19 uncertainty. New order bookings were $77.9 million for the first quarter 2020, down 23% as compared to $100.7 million for the first quarter 2019.
In the first quarter of 2020, the Company recorded additional non-recurring charges of approximately $13.8 million that were predominantly related to expected cash severance payments associated with the implementation of its new strategic plan.
Gross margin was 55.2% for the first quarter 2020, as compared to 56.6% for the same prior year period. Non-GAAP gross margin was 55.5% for the first quarter 2020 compared to 56.9% for the first quarter 2019.

Operating expense, which includes $13.7 million of non-recurring charges, was $60.4 million for the first quarter 2020, as compared to $52.7 million for the same prior year period. Non-GAAP operating expense was $44.3 million for the first quarter 2020 compared to $48.9 million for the first quarter 2019.
Net loss was $14.8 million, or $0.84 per share, for the first quarter 2020, as compared to net income of $0.2 million, or $0.01 per share, for the first quarter 2019. Non-GAAP net loss was $0.4 million, or $0.02 per share, for the first quarter 2020 compared to Non-GAAP net income of $3.6 million, or $0.20 per share, for the first quarter 2019.
Adjusted Non-GAAP EBITDA was $3.1 million, or 4% of total sales, for the first quarter of 2020 compared to Adjusted EBITDA of $8.3 million, or 9% of total sales, for the first quarter of 2019.
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
The Company’s cash and short-term investments increased $14.7 million to $173.2 million as of the end of the first quarter of 2020, and the Company remained debt-free.
Conference Call
The Company will host a conference call to discuss these results on Wednesday, April 29, 2020 at 8:00 a.m. ET. Interested parties can access the conference call by dialing (877) 876-9173 (U.S.) or +1 (785) 424-1667 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO’s website at: https://www.faro.com/about-faro/investor-relations/conference-calls/
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
FARO is a leading global source for 3D measurement and imaging solutions for 3D metrology, architecture, engineering, and construction, and public safety analytics applications. The Company develops and markets computer-aided measurement and imaging devices and software enabling customers to easily and accurately connect the physical world to the virtual world.
More information is available at http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net (loss) income and non- GAAP net (loss) income per share, exclude the GSA sales adjustment (as defined in the tables below), the impact of purchase accounting intangible amortization expense, stock-based compensation, advisory fees incurred related to the GSA Matter (as defined in the tables below), imputed interest expense recorded related to the GSA Matter, and restructuring charges, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present Adjusted EBITDA, which is calculated as net (loss) income before interest expense (income), net, income tax (benefit) expense and depreciation and amortization, excluding loss on foreign currency transactions, the GSA sales adjustment, stock-based compensation, advisory fees incurred related to the GSA Matter, and restructuring costs, as measures of our operating profitability. The most directly comparable GAAP measure to Adjusted EBITDA is net (loss) income.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO's strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and go-to-market strategy, and FARO’s growth potential. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward- looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward- looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;

•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2020	March 31, 2019
Sales
Product	$56,525	$71,577
Service	22,990	22,040
Total sales	79,515	93,617
Cost of Sales
Product	23,066	27,951
Service	12,576	12,647
Total cost of sales	35,642	40,598
Gross Profit	43,873	53,019
Operating Expenses
Selling, general and administrative	36,324	41,020
Research and development	10,415	11,641
Restructuring costs	13,688	—
Total operating expenses	60,427	52,661
(Loss) income from operations	(16,554)	358
Other (income) expense
Interest expense (income), net	34	(144)
Other expense, net	473	195
(Loss) income before income tax (benefit) expense	(17,061)	307
Income tax (benefit) expense	(2,238)	155
Net (loss) income	$(14,823)	$152
Net (loss) income per share - Basic	$(0.84)	$0.01
Net (loss) income per share - Diluted	$(0.84)	$0.01
Weighted average shares - Basic	17,616,964	17,280,365
Weighted average shares - Diluted	17,616,964	17,868,816

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	March 31, 2020 (unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$157,240	$133,634
Short-term investments	15,955	24,870
Accounts receivable, net	58,834	76,162
Inventories, net	55,044	58,554
Prepaid expenses and other current assets	21,237	28,996
Total current assets	308,310	322,216
Non-current assets:
Plant and equipment, net	24,515	26,954
Operating lease right-of-use asset	16,534	18,418
Goodwill	48,661	49,704
Intangible assets, net	13,820	14,471
Service and sales demonstration inventory, net	34,355	33,349
Deferred income tax assets, net	21,036	18,766
Other long-term assets	2,818	2,964
Total assets	$470,049	$486,842
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,396	$13,718
Accrued liabilities	44,360	38,072
Income taxes payable	3,826	5,182
Current portion of unearned service revenues	38,561	39,211
Customer deposits	2,115	3,108
Lease liability	5,947	6,674
Total current liabilities	106,205	105,965
Unearned service revenues - less current portion	19,985	20,578
Lease liability - less current portion	12,745	13,698
Deferred income tax liabilities	173	357
Income taxes payable - less current portion	13,177	13,177
Other long-term liabilities	974	1,075
Total liabilities	153,259	154,850
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,116,870 and 18,988,379 issued, respectively; 17,718,179 and 17,576,618 outstanding, respectively	19	19
Additional paid-in capital	270,940	267,868
Retained earnings	98,056	112,879
Accumulated other comprehensive loss	(21,177)	(17,399)
Common stock in treasury, at cost; 1,398,691 and 1,411,761 shares, respectively	(31,048)	(31,375)
Total shareholders’ equity	316,790	331,992
Total liabilities and shareholders’ equity	$470,049	$486,842

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2020	March 31, 2019
Cash flows from:
Operating activities:
Net (loss) income	$(14,823)	$152
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,759	4,749
Stock-based compensation	2,178	2,564
Provisions for bad debts, net of recoveries	(15)	(100)
Loss on disposal of assets	10	57
Provision for excess and obsolete inventory	204	896
Deferred income tax benefit	(2,326)	8
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	16,084	12,410
Inventories	1,795	(10,908)
Prepaid expenses and other current assets	7,408	4,463
(Decrease) Increase in:
Accounts payable and accrued liabilities	4,756	(9,172)
		—
Income taxes payable	(1,389)	(1,323)
Customer deposits	(961)	(310)
Unearned service revenues	(365)	2,324
Net cash provided by operating activities	16,315	5,810
Investing activities:
Proceeds from sale of investments	9,000	—
Purchases of property and equipment	(757)	(1,543)
Payments for intangible assets	(435)	(529)
Net cash provided by (used in) investing activities	7,808	(2,072)
Financing activities:
Payments on finance leases	(82)	(90)
Payments of contingent consideration for acquisitions	—	(250)
Payments for taxes related to net share settlement of equity awards	(1,581)	(1,138)
Proceeds from issuance of stock related to stock option exercises	2,802	292
Net cash provided by (used in) financing activities	1,139	(1,186)
Effect of exchange rate changes on cash and cash equivalents	(1,656)	(639)
Increase in cash and cash equivalents	23,606	1,913
Cash and cash equivalents, beginning of period	133,634	108,783
Cash and cash equivalents, end of period	$157,240	$110,696

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2020	2019
Total sales, as reported	$79,515	$93,617
GSA sales adjustment (1)	—	35
Non-GAAP total sales	$79,515	$93,652

Gross profit, as reported	$43,873	$53,019
GSA sales adjustment (1)	—	35
Stock-based compensation (2)	271	233
Non-GAAP adjustments to gross profit	271	268
Non-GAAP gross profit	$44,144	$53,287
Gross margin, as reported	55.2%	56.6%
Non-GAAP gross margin	55.5%	56.9%

Operating expenses, as reported	$60,427	$52,661
Advisory fees for GSA Matter (3)	—	(591)
Stock-based compensation (2)	(1,905)	(2,331)
Restructuring costs (4)	(13,688)	—
Purchase accounting intangible amortization	(525)	(852)
Non-GAAP adjustments to operating expenses	(16,118)	(3,774)
Non-GAAP operating expenses	$44,309	$48,887

(Loss) Income from operations, as reported	$(16,554)	$358
Non-GAAP adjustments to gross profit	271	268
Non-GAAP adjustments to operating expenses	16,118	3,774
Non-GAAP (loss) income from operations	$(165)	$4,400

Other expense, net, as reported	$507	$51
Interest expense increase due to GSA sales adjustment (1)	(149)	(45)
Non-GAAP adjustments to other expense (income), net	(149)	(45)
Non-GAAP other expense, net	$358	$6

Net (loss) income, as reported	$(14,823)	$152
Non-GAAP adjustments to gross profit	271	268
Non-GAAP adjustments to operating expenses	16,118	3,774
Non-GAAP adjustments to other expense (income), net	149	45
Income tax effect of non-GAAP adjustments	(2,133)	(672)
Non-GAAP net (loss) income	$(418)	$3,567

Net (loss) income per share - Diluted, as reported	$(0.84)	$0.01
GSA sales adjustment (1)	—	0.00
Stock-based compensation (2)	0.12	0.14
Advisory fees for GSA Matter (3)	—	0.04
Restructuring costs (4)	0.78	—
Purchase accounting intangible amortization	0.03	0.05
Interest expense increase due to GSA sales adjustment (1)	0.01	0.00
Income tax effect of non-GAAP adjustments	(0.12)	(0.04)
Non-GAAP net (loss) income per share - Diluted	$(0.02)	$0.20

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). In the first quarter 2019 we reduced our total sales by less than $0.1 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.1 million related to the GSA Matter.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(3) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $0.6 million in advisory fees incurred during the three months ended March 31, 2019.

(4) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, we recorded a pre-tax charge of approximately $13.7 million during the first quarter 2020 primarily consisting of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2020	2019
Net (loss) income	$(14,823)	$152
Interest expense (income), net	34	(144)
Income tax (benefit) expense	(2,238)	155
Depreciation and amortization	3,759	4,749
EBITDA	(13,268)	4,912
Loss on foreign currency transactions	473	195
Stock-based compensation	2,175	2,564
GSA sales adjustment (1)	—	35
Advisory fees for GSA Matter (2)	—	591
Restructuring costs (3)	13,688	—
Adjusted EBITDA	$3,068	$8,297
Adjusted EBITDA margin (4)	3.9%	8.9%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). In the first quarter 2019 we reduced our total sales by less than $0.1 million (the “GSA sales adjustment”) related to the GSA Matter.

(2) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $0.6 million in advisory fees incurred during the three months ended March 31, 2019.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, we recorded a pre-tax charge of approximately $13.7 million during the first quarter 2020 primarily consisting of severance and related benefits.

(4) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.